                   [CITIZENS BANKING CORPORATION LETTERHEAD]


                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE                   CONTACT:  Charles D. Christy
                                                  Chief Financial Officer
                                                  (810) 237-4200
                                        TRADED:   NASDAQ
                                        SYMBOL:   CBCF

OCTOBER 18, 2002

                          CITIZENS BANKING CORPORATION
                THIRD QUARTER RESULTS AND DIVIDEND ANNOUNCEMENT

FLINT, MICHIGAN --- Citizens Banking Corporation announced a third quarter net loss of $45.9 million, or $1.03 per diluted share. This compares with net income of $28.0 million, or $0.60 per diluted share for the same quarter of 2001. The third quarter loss was largely a result of an incremental provision for loan losses of $80 million, a previously announced special charge of $13.8 million and other charges of $9.4 million. The after tax effect of these unusual items was $67.1 million or $1.50 per diluted share. For the nine months ended September 30, 2002, net income totaled $3.5 million, or $0.08 per share compared with net income of $78.9 million, or $1.69 per share for the nine month period ending September 30, 2001.

The $80 million incremental loan loss provision was recorded primarily in response to an unusually high amount of commercial credits that deteriorated to charge-offs during the quarter, as well as increases in nonperforming and impaired commercial credits. Higher loss factors based on more recent loan loss experience also had an effect on the provision.

On September 26, 2002, Citizens announced a special charge of $13.8 million ($9.0 after tax) to cover the costs of restructuring its consumer, business and wealth management lines of business. Today, Citizens is announcing the results of several other initiatives undertaken during the third quarter to improve its credit risk profile and strengthen its financial position. "We have taken a number of dramatic actions designed to improve our company and to grow earnings. These are the right steps to strengthen our balance sheet, recognize the impact of the economy on our loan portfolio and put us in a position to capitalize on the strategic restructuring of our lines of business," stated William R. Hartman, president and CEO.

KEY ACTIONS IN THE QUARTER:

- We completed an in-depth review of the loan portfolio. As a result of this review, we enhanced our credit risk criteria that should benefit future credit quality and modified our loan loss allocation methodology experience factors.
- We launched restructuring initiatives within our three major lines of business (consumer banking, business banking and wealth management) to enable us to compete more effectively, reduce layers of management, be more customer oriented, and better position us to grow core deposits and loans. We streamlined operations and implemented new cost reduction initiatives aimed at improving core earnings and operating efficiency, as part of our restructuring efforts.
- We made an important change to the consumer banking structure by reinstating the branch manager concept in our retail delivery network. This decision supports the practice of one contact person for all client service needs.
- We strengthened our management team with a combination of our veterans and new talent from outside the Company, including a consumer banking manager, a head of operations and technology and a chief financial officer.

- We prepaid $75 million of high cost FHLB debt to improve balance sheet flexibility, further reduce our funding costs and improve our interest rate sensitivity.
- We recorded other third quarter charges of $9.4 million including a $3.3 million penalty for the aforementioned FHLB debt retirement, a $2.0 million contribution to Citizens' charitable trust; market valuation adjustments including: $979,000 in other real estate, $668,000 of mortgage-related securities premium, $650,000 in life insurance cash surrender values, $662,000 in equity investments; $406,000 to record additional depreciation on obsolete assets; and other losses of $658,000.

Discussing the actions taken during the third quarter, Hartman noted, "Even after the special charges and loan loss provision, our capital position remains strong. In light of our capital position and earnings outlook, the Board of Directors has again declared the quarterly dividend of $0.285 per common share."

BALANCE SHEET
Citizens' total assets at September 30, 2002 were $7.614 billion, a decrease of $65 million or .85% from December 31, 2001. Loans declined $248 million from year end 2001 caused primarily by a $229 million decline in the mortgage loan portfolio. Mortgage loans declined as Citizens continued selling the majority of its current mortgage loan production into the secondary market due to the low interest rate environment. During the third quarter, Citizens securitized $14.2 million of current fixed rate mortgage loan production and $50.8 million in seasoned fixed and adjustable rate mortgage loans and is currently holding these securities within its investment portfolio. During the second quarter, Citizens securitized $63.5 million in seasoned adjustable rate mortgage (ARM) loans and subsequently sold these securities at a $2.4 million gain.

Commercial loan balances have remained flat since December 31, 2001 due to weaker demand caused by the sluggish economy, particularly within the manufacturing sector in Citizens' markets. Consumer loans, other than mortgage loans, have increased $49 million from year end, due to growth in home equity lending. Deposits have remained essentially flat from year end 2001 as growth in core deposits was offset by a decline in brokered and large denomination time deposits as part of Citizens' strategy to reduce higher cost funding. In addition, Citizens prepaid $75 million in high cost Federal Home Loan Bank debt at the end of the third quarter.

NET INTEREST MARGIN AND NET INTEREST INCOME
Net interest margin declined to 4.40% in the third quarter compared to 4.45% in the second quarter of 2002 and 4.44% in the third quarter of 2001. The decline in net interest margin is primarily attributable to the amortization of additional premium on mortgage related obligations within Citizens' investment portfolio. The additional amortization of $0.7 million (included in other charges) was caused by faster repayments on these mortgage-related instruments due to the high rate of refinances in the mortgage industry. The prepayment of some high cost Federal Home Loan Bank advances at the end of the third quarter will have a positive effect on net interest margin and interest rate sensitivity beginning in the fourth quarter. Net interest income declined $3.1 million in the third quarter of 2002 compared to the same period a year ago. The decline is primarily attributable to a lower level of earning assets caused by a decline in loan balances, particularly mortgage loans.

On a year to date basis, net interest margin improved to 4.43% in the first nine months of 2002 from 4.27% in the same period a year ago. The improvement resulted from significantly lower funding costs as the cost of interest bearing liabilities declined 168 basis points to 2.83% in the first nine months of 2002 from 4.51% in the same period of 2001. Despite the improvement in net interest margin, net interest income declined $4.8 million to $225.6 million during this period due primarily to a lower level of earning assets.

NONINTEREST INCOME
Noninterest income totaled $19.7 million during the third quarter, down $15 million or 43% from the same quarter in 2001. Excluding the $11.0 million gain on the sale of NYCE stock during the third quarter of 2001, the $2.3 million decline in bankcard fees due to the second quarter 2002 sale of the merchant services business and the $1.6 million of other charges recorded in the third quarter of 2002, noninterest income was essentially flat in the third quarter of 2002 compared to 2001. Trust fees declined $724,000 or 14.2% due to a 19.4% decline in trust assets under administration primarily from weak equity markets.

Service charges on deposit accounts decreased $340,000 due to a decline in overdraft fees. Mortgage and other loan income increased $88,000 or 3% for the quarter compared to the same period in 2001 and brokerage and investment fees were up $307,000 or 15%. Other charges recorded in noninterest income are comprised of market value adjustments of $650,000 in life insurance cash surrender values and $662,000 in equity investments, and other losses of $275,000.

For the nine months ended September 30, 2002 noninterest income declined $16.4 million from the same period of 2001 to $75.1 million. Higher gains from sales of assets in 2001 than in 2002 of $11.2 million as well as other charges of $1.6 million in 2002 accounted for $12.8 million of this decline. Bankcard fees declined $3.7 million reflecting the second quarter 2002 sale of the merchant services business and the second quarter 2001 sale of the Michigan credit card portfolio. Trust fees declined $1.6 million due to a 14.7% decline in trust assets under administration while deposit service charges decreased $1.1 million. Brokerage and investment fees increased $1.1 million, and mortgage and other loan income increased $430,000, partially offsetting the decline.

OPERATING EXPENSES
Operating expenses for the quarter were $79.5 million, compared to $64.3 million for the third quarter of 2001. Excluding the special charge of $13.8 million in connection with the restructuring initiatives set forth above and other charges of $7.1 million, operating expenses declined $5.6 million or 8.8% in the current quarter over the same period of 2001. Bankcard expenses decreased $2.2 million due to the aforementioned sale of the merchant services business. Intangible asset amortization declined $1.8 million from 2001 due to the adoption of a new accounting standard that eliminated goodwill amortization. Data processing service fees were down $430,000 or 12.3% to $3,066,000.

Other charges recorded in operating expenses included a $3.3 million prepayment penalty on high cost FHLB advances, a $2.0 million contribution to Citizens' charitable trust, a $1.0 million valuation allowance on other real estate owned, $406,000 in additional depreciation on equipment to be retired early and $383,000 in losses and other items.

For the nine months ending September 30, 2002 noninterest expenses, excluding the special charge of $13.8 million and $7.1 million of other charges, decreased $9.2 million from the same period of the prior year. The decrease was due to lower intangible asset amortization of $5.4 million, lower bankcard expenses of $3.4 million and decreased data processing costs of $518,000. Partially offsetting these decreases were higher compensation expenses of $914,000 and professional services of $655,000. Higher professional fees were the result of the engagement of banking industry consultants to assist in the restructuring.

CREDIT QUALITY
The $80 million incremental loan loss provision resulted from an unusually high amount of commercial credits that deteriorated to charge-off during the quarter as well as increases in nonperforming impaired credits within Citizens' commercial loan portfolio during the third quarter of 2002. Loan charge-offs during the quarter totaled $65.5 million, of which $62.0 million were from the commercial loan portfolio. Charge-offs of $37.0 million, comprising nearly 60% of the commercial loan net charge-offs, related to seven customers. The loan charge-offs were from a variety of industries, including automotive manufacturing and packaging, heavy construction, health supplement products and real estate development.

Nonperforming assets increased to $108.0 million at September 30, 2002, up from $87.8 million at June 30, 2002. As a result of the higher loan charge-offs and nonperforming asset levels, and the impact of recent loan loss history on the loan loss allowance formula, the provision for loan losses increased to $89.3 million during the quarter compared to $8.5 million in the same quarter of last year.

The reserve for loan losses increased to $104.2 million or 1.89% of loans from $80.4 million, or 1.45% of loans, at June 30, 2002. "Many of our commercial clients have been negatively affected by a weak economy that has yet to show significant signs of recovery. Consequently, business expansion plans have been curtailed, inventory levels have been reduced and our clients' ability to repay their debt, in some cases, has been compromised," remarked Hartman.

 "In addition to adjustments to our reserves, our new business banking structure will place the company's most qualified client contact staff closer to the clients they serve and will provide them with the credit and decision-making support they need to serve their clients more quickly and efficiently. This support begins with the placement of credit officers in the field to work directly with the commercial sales staff. Another benefit to the new structure is the implementation of an automated credit approval process to improve our credit underwriting for small business lending. Bringing all of the elements for quality decision making to the beginning of the credit process should provide us with an improved early warning process," commented Hartman.

DIVIDEND ANNOUNCEMENT
The Board of Directors of Citizens Banking Corporation declared a cash dividend of $0.285 per share of common stock. The dividend is payable on November 6, 2002, to shareholders of record on October 25, 2002.

EARNINGS OUTLOOK
Citizens is anticipating fourth quarter earnings per share of $0.48 to $0.51 with modest growth off that base in 2003. After management's initiatives become more fully implemented in the first half of 2003, the Company expects earnings growth to accelerate and targets a 7% to 10% earnings per share growth in 2004 compared to 2003.

OTHER NEWS
Citizens also announced the addition of two new officers to its management team. Roy Eon was appointed executive vice president and head of Citizens' operations and technology division on July 29, 2002. Prior to joining Citizens, Eon was manager of operations and technology for First Merchants Corporation in Muncie, Indiana. He also spent 16 years with Bank One in a variety of operations positions and was named national manager of Bank One's deposit operations in 1997.

Also, Charles D. Christy was appointed to the position of chief financial officer and executive vice president on September 3, 2002. Christy was with Bank One Corporation from 1991 until joining Citizens, serving in several Bank One units as either the chief financial officer or treasurer. Most recently, he was director of strategy and acquisitions for Bank One's investment management group.

As part of the Board's original management succession plan, William R. Hartman, president and CEO, has been appointed to the additional post of chairman of the board, effective January 17, 2003, succeeding the retiring Robert J. Vitito.

SAFE HARBOR STATEMENT
Discussions in this release that are not statements of historical fact (including statements in the "Earnings Outlook" and statements that include terms such as "believe", "expect", and "anticipate") are forward-looking statements that involve risks and uncertainties, and the Company's actual future results could materially differ from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the Company's future lending and collections experience, the effects of acquisitions and the ability to integrate acquired operations, market acceptance of the Company's products and services, competition from other institutions and unanticipated changes in the competitive environment, changes in the banking industry and its regulation, needs for technological change, relationships with third party vendors and clients, the effect of terrorist attacks and potential attacks and other factors, including those which are discussed in the Company's filings with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect Citizens' results of operations. Citizens does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.
                                      ####
                          (Financial highlights follow)




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CONSOLIDATED BALANCE SHEETS  (UNAUDITED)
CITIZENS BANKING CORPORATION AND SUBSIDIARIES


                                                     SEPTEMBER 30,          December 31,
(in thousands)                                           2002                 2001(1)
ASSETS
  Cash and due from banks                             $  221,218             $ 224,416
  Money market investments:
    Federal funds sold                                        --                    891
    Interest-bearing deposits with banks                   2,498                  3,455
    Term federal funds sold                                   --                     --
                                                      ----------             ----------
      Total money market investments                       2,498                  4,346
  Securities available-for-sale:
    Taxable                                            1,051,678                864,516
    Nontaxable                                           449,049                433,180
                                                      ----------             ----------
      Total securities                                 1,500,727              1,297,696
  Mortgage loans held for sale                           121,288                150,443
  Loans                                                5,524,023              5,771,963
    Less: Allowance for loan losses                     (104,158)               (80,299)
                                                      ----------             ----------
      Net loans                                        5,419,865              5,691,664
  Premises and equipment                                 122,006                128,805
  Goodwill                                                54,785                 54,785
  Other intangible assets                                 23,858                 26,191
  Other assets                                           147,592                100,529
                                                      ----------             ----------
      TOTAL ASSETS                                    $7,613,837             $7,678,875
                                                      ----------             ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Noninterest-bearing deposits                        $  888,642             $  903,900
  Interest-bearing deposits                            5,015,080              5,061,226
                                                      ----------             ----------
      Total deposits                                   5,903,722              5,965,126
  Federal funds purchased and securities sold
    under agreements to repurchase                       281,676                233,077
  Other short-term borrowings                            166,662                 81,353
  Other liabilities                                       64,027                 72,756
  Long-term debt                                         529,497                629,099
                                                      ----------             ----------
      Total liabilities                                6,945,584              6,981,411

SHAREHOLDERS' EQUITY
  Preferred stock - no par value:
  Common  stock - no par value:                          135,833                155,720
  Retained earnings                                      486,762                521,191
  Other accumulated comprehensive net income              45,658                 20,553
                                                      ----------             ----------
     Total shareholders' equity                          668,253                697,464
                                                      ----------             ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $7,613,837             $7,678,875
                                                      ==========             ==========


(1) Certain amounts have been reclassified to conform with current year presentation.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
CITIZENS BANKING CORPORATION AND SUBSIDIARIES


                                                                      Three Months Ended          Nine Months Ended
                                                                        September 30,               September 30,
(in thousands, except per share amounts)                              2002       2001(1)         2002         2001(1)
INTEREST INCOME
  Interest and fees on loans                                        $ 95,924     $121,137       $292,912     $381,614
  Interest and dividends on investment securities:
    Taxable                                                           14,150       12,973         41,121       44,562
    Nontaxable                                                         5,319        5,499         16,038       16,238
  Money market investments                                               165          797            755        1,810
                                                                    --------     --------       --------     --------
      Total interest income                                          115,558      140,406        350,826      444,224
                                                                    --------     --------       --------     --------

INTEREST EXPENSE
  Deposits                                                            31,725       48,653         99,160      164,314
  Short-term borrowings                                                1,007        4,761          2,876       24,821
  Long-term debt                                                       7,644        8,732         23,240       24,784
                                                                    --------     --------       --------     --------
      Total interest expense                                          40,376       62,146        125,276      213,919
                                                                    --------     --------       --------     --------

NET INTEREST INCOME                                                   75,182       78,260        225,550      230,305
Provision for loan losses                                             89,250        8,500        103,900       18,911
                                                                    --------     --------       --------     --------
      Net interest income (loss) after provision for loan losses     (14,068)      69,760        121,650      211,394
                                                                    --------     --------       --------     --------

NONINTEREST INCOME
  Service charges on deposit accounts                                  6,620        6,960         19,767       20,844
  Trust fees                                                           4,372        5,096         14,260       15,860
  Mortgage and other loan income                                       2,928        2,840          9,825        9,395
  Brokerage and investment fees                                        2,337        2,030          7,020        5,933
  Bankcard fees                                                          672        2,922          5,359        9,032
  Investment securities gains                                             45           49            (12)         400
  Gain on sale of assets                                                  --       11,017          7,836       19,012
  Other                                                                2,760        3,793         11,020       10,983
                                                                    --------     --------       --------     --------
      Total noninterest income                                        19,734       34,707         75,075       91,459
                                                                    --------     --------       --------     --------

NONINTEREST EXPENSE
  Salaries and employee benefits                                      32,218       32,304         96,262       95,348
  Equipment                                                            5,167        4,655         14,981       14,686
  Occupancy                                                            4,307        4,174         13,506       13,554
  Professional services                                                3,524        3,646          9,713        9,058
  Data processing services                                             3,066        3,496          9,441        9,959
  Intangible asset amortization                                          725        2,530          2,174        7,590
  Bankcard expense                                                       134        2,334          3,787        7,178
  Special charge                                                      13,807           --         13,807           --
  Other                                                               16,597       11,131         38,586       33,224
                                                                    --------     --------       --------     --------
      Total noninterest expense                                       79,545       64,270        202,257      190,597
                                                                    --------     --------       --------     --------

INCOME (LOSS) BEFORE INCOME TAXES                                    (73,879)      40,197         (5,532)     112,256
Income tax provision (benefit)                                       (27,950)      12,235         (9,045)      33,341
                                                                    --------     --------       --------     --------
NET INCOME (LOSS)                                                   $(45,929)    $ 27,962       $  3,513     $ 78,915
                                                                    --------     --------       --------     --------
NET INCOME (LOSS) PER SHARE:
  Basic                                                             $  (1.03)    $   0.60       $   0.08     $   1.70
  Diluted                                                              (1.03)        0.60           0.08         1.69
AVERAGE SHARES OUTSTANDING:
  Basic                                                               44,610       46,102         44,819       46,321
  Diluted                                                             44,610       46,670         45,295       46,799


(1) Certain amounts have been reclassified to conform with current year presentation.

SELECTED QUARTERLY INFORMATION
CITIZENS BANKING CORPORATION AND SUBSIDIARIES


                                                      3RD QTR 2002     2ND QTR 2002     1ST QTR 2002    4TH QTR 2001  3RD QTR 2001 2
SUMMARY OF OPERATIONS (THOUSANDS)
Interest income (1)                                     $115,558          $116,993        $118,275        $129,335        $140,406
Interest expense                                          40,376            41,584          43,316          51,659          62,146
Net interest income                                       75,182            75,409          74,959          77,676          78,260
Provision for loan losses                                 89,250             9,400           5,250           7,496           8,500
Net interest income (loss) after provision for loan      (14,068)           66,009          69,709          70,180          69,760
losses
Noninterest income before securities gains (1)            19,689            28,238          24,724          25,599          34,658
Investment securities gains                                   45             2,377               2             423              49
Noninterest expense before special charge (1)             65,738            61,521          61,191          60,586          64,270
Special charge                                            13,807                --              --              --              --
Income tax provision (benefit)                           (27,950)            9,764           9,141           9,874          12,235
Net income (loss)                                        (45,929)           25,339          24,103          25,742          27,962
                                                        --------------------------------------------------------------------------
AT PERIOD END (MILLIONS)
Total assets                                            $  7,614          $  7,547        $  7,482        $  7,679        $  7,715
Total earning assets                                       7,149             7,160           7,102           7,224           7,304
Total loans                                                5,524             5,567           5,613           5,772           5,866
Total deposits                                             5,904             5,866           5,861           5,965           5,890
Total shareholders' equity                                   668               715             700             697             721
                                                        --------------------------------------------------------------------------

AVERAGE BALANCES (MILLIONS)
Total assets                                            $  7,616          $  7,533        $  7,565        $  7,701        $  7,809
Total earning assets                                       7,194             7,150           7,157           7,287           7,388
Total loans                                                5,577             5,536           5,623           5,786           5,918
Total deposits                                             5,951             5,900           5,924           5,930           5,944
Total shareholders' equity                                   711               702             701             708             713
Shareholders' equity / assets                               9.34%             9.32%           9.27%           9.19%           9.13%
                                                        --------------------------------------------------------------------------

CREDIT QUALITY STATISTICS (THOUSANDS)
Nonaccrual loans                                        $ 98,732          $ 77,624        $ 67,998        $ 68,793        $ 66,875
Loans 90 or more days past due and still accruing          1,260             1,207           3,176           4,168           4,665
Restructured loans                                            --               336             336             337             171
                                                        --------          --------        --------        --------        --------
      Total nonperforming loans                           99,992            79,167          71,510          73,298          71,711
Other repossessed assets acquired (ORAA)                   8,025             8,621           8,600           5,947           7,325
                                                        --------          --------        --------        --------        --------
      Total nonperforming assets                        $108,017          $ 87,788        $ 80,110        $ 79,245        $ 79,036
                                                        ========          ========        ========        ========        ========
Allowance for loan losses                               $104,158          $ 80,447        $ 80,425        $ 80,299        $ 81,355
Allowance for loan losses ratio                             1.89%             1.45%           1.43%           1.39%           1.39%
Allowance for loan losses as a percent of
  nonperforming assets                                     96.43             91.64          100.39          101.33          102.93
Allowance for loan losses as a percent of
  nonperforming loans                                     104.17            101.62          112.47          109.55          113.45
Nonperforming assets as a percent of loans plus ORAA        1.95              1.57            1.43            1.37            1.35
Nonperforming assets as a percent of total assets           1.42              1.16            1.07            1.03            1.02
Net loans charged off as a percent of average loans
(annualized)                                                4.70              0.68            0.37            0.57            0.57
Net loans charged off (000)                             $ 65,539          $  9,378        $  5,124        $  8,312        $  8,496
                                                        --------------------------------------------------------------------------

PER COMMON SHARE DATA
Net Income (loss):
  Basic                                                   ($1.03)         $   0.57        $   0.53        $   0.57        $   0.60
  Diluted                                                  (1.03)             0.56            0.53            0.56            0.60
Dividends                                                  0.285             0.285           0.275           0.275           0.275

Market Value:
  High                                                  $  29.43          $  33.88        $  33.20        $  34.02        $  32.75
  Low                                                      23.35             27.82           30.67           27.70           27.30
  Close                                                    24.17             28.98           32.47           32.88           32.08
Book value                                                 14.97             16.02           15.55           15.46           15.77
Shares outstanding, end of period (000)                   44,631            44,624          45,028          45,098          45,742
                                                        --------------------------------------------------------------------------

PERFORMANCE RATIOS (ANNUALIZED)
Net interest margin (FTE)                                   4.40%             4.45%           4.45%           4.48%           4.44%
Return on average assets                                   (2.39)             1.35            1.29            1.33            1.42
Return on average shareholders' equity                    (25.63)            14.48           13.94           14.42           15.56
Efficiency ratio (2)                                       58.64             60.40           59.22           57.06           60.86
                                                        --------------------------------------------------------------------------


(1) Third quarter amounts for 2002 include other charges as follows: $701,000 in interest income, $1,587,000 in noninterest income, and $7,068,000 in noninterest expense.
(2) Excludes nonrecurring gains, special and other charges.

FINANCIAL SUMMARY AND COMPARISON
CITIZENS BANKING CORPORATION AND SUBSIDIARIES                                                SEPTEMBER 30
                                                                             2002                2001          % CHANGE
---------------------------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS (THOUSANDS)
Interest income (1)                                                        $350,826            $444,224         (21.0)%
Interest expense                                                            125,276             213,919         (41.4)
Net interest income                                                         225,550             230,305          (2.1)
Provision for loan losses                                                   103,900              18,911         449.4
Net interest income after provision for loan losses                         121,650             211,394         (42.5)
Noninterest income before securities gains (1)                               72,651              85,687         (15.2)
Investment securities gains                                                   2,424               5,772         (58.0)
Noninterest expense before special charge (1)                               188,450             190,597          (1.1)
Special charge                                                               13,807                  --            --
Income tax provision (benefit)                                               (9,045)             33,341        (127.1)
Net income                                                                    3,513              78,915         (95.5)
---------------------------------------------------------------------------------------------------------------------------
AT PERIOD END (MILLIONS)
Total assets                                                                 $7,614              $7,715          (1.3)%
Total earning assets                                                          7,149               7,304          (2.1)
Total loans                                                                   5,524               5,866          (5.8)
Total deposits                                                                5,904               5,890           0.2
Total shareholders' equity                                                      668                 721          (7.4)
---------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES (MILLIONS)
Total assets                                                                 $7,571              $8,015          (5.5)%
Total earning assets                                                          7,167               7,585          (5.5)
Total loans                                                                   5,578               6,084          (8.3)
Total deposits                                                                5,925               6,034          (1.8)
Total shareholders' equity                                                      705                 701           0.6
Shareholders' equity / assets                                                  9.31 %              8.75 %         6.4
---------------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE DATA
Net Income:
  Basic                                                                       $0.08               $1.70         (95.3)%
  Diluted                                                                      0.08                1.69         (95.3)
Dividends                                                                     0.845               0.810           4.3

Market Value:
  High                                                                       $33.88              $32.75           3.5
  Low                                                                         23.35               23.69          (1.4)
  Close                                                                       24.17               32.08         (24.7)
Book value                                                                    14.97               15.77          (5.1)
Tangible book value per share                                                 13.21               14.01          (5.7)
Shares outstanding, end of period (000)                                      44,631              45,742          (2.4)
---------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (ANNUALIZED)
Net interest margin (FTE) (2)                                                  4.43 %              4.27 %         3.7 %
Return on average assets                                                       0.06                1.32         (95.5)
Return on average shareholders' equity                                         0.67               15.05         (95.5)
Net loans charged off as a percent of average loans                            1.91                0.39         389.7
---------------------------------------------------------------------------------------------------------------------------

(1) Amounts for 2002 include other charges as follows: $701,000 in interest income, $1,587,000 in noninterest income, and $7,068,000 in noninterest expense.
(2) Average rates are presented on an annual basis and include taxable equivalent adjustments to interest income of $10,843,000 and $11,132,000 for the nine months ended September 30, 2002 and 2001, respectively, based on a tax rate of 35%.

NONINTEREST INCOME AND NONINTEREST EXPENSES (UNAUDITED)
CITIZENS BANKING CORPORATION AND SUBSIDIARIES

                                                                                          Quarter Ended
                                                        --------------------------------------------------------------------------
                                                            Sept 30       Jun 30       Mar 31          Dec 31        Sept 30
(in thousands)                                               2002          2002         2002            2001           2001
----------------------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Service charges on deposit accounts                     $     6,620   $     6,515   $      6,632    $     6,929    $      6,960
Trust fees                                                    4,372         5,030          4,858          5,168           5,096
Mortgage and other loan income                                2,928         2,872          4,025          3,764           2,840
Brokerage and investment fees                                 2,337         2,633          2,050          2,224           2,030
Bankcard fees                                                   672         1,929          2,758          2,767           2,922
Other                                                         4,347         3,859          4,401          3,954           3,793
                                                        -----------   -----------   ------------    -----------    ------------
        Total fees and other income                          21,276        22,838         24,724         24,806          23,641
Investment securities gains (losses)                             45           (59)             2            423              49
                                                        -----------   -----------   ------------    -----------    ------------
        Total before nonrecurring gains and other
          charges                                            21,321        22,779         24,726         25,229          23,690
                                                        -----------   -----------   ------------    -----------    ------------
Nonrecurring gains:
  Gain on sale of NYCE stock                                     --            --             --             --          11,017
  Gain on sale of bank                                           --            --             --            793              --
  Gain on sale of merchant business                              --         5,400             --             --              --
  Gain on securitized mortgages                                  --         2,436             --             --              --
Other charges:
  Equity investment write-down                                 (662)           --             --             --              --
  Cash surrender value adjustment                              (650)           --             --             --              --
  Other losses                                                 (275)           --             --             --              --
                                                        -----------   -----------   ------------    -----------    ------------
        Total nonrecurring gains and other charges           (1,587)        7,836             --            793          11,017
                                                        -----------   -----------   ------------    -----------    ------------
        TOTAL NONINTEREST INCOME                        $    19,734   $    30,615   $     24,726    $    26,022    $     34,707
                                                        ===========   ===========   ============    ===========    ============

OPERATING EXPENSES:
Salaries and employee benefits                          $    32,218   $    31,844   $     32,200    $    30,930    $     32,304
Equipment                                                     4,761         4,956          4,858          4,631           4,655
Occupancy                                                     4,307         4,584          4,615          4,159           4,174
Professional services                                         3,524         3,354          2,835          3,219           3,646
Data processing services                                      3,066         3,250          3,125          3,142           3,496
Intangible asset amortization                                   725           724            725          2,525           2,530
Bankcard expense                                                134         1,571          2,082          2,130           2,334
Other                                                         9,935        11,238         10,751          9,850          11,131
                                                        -----------   -----------   ------------    -----------    ------------
        Total before special and other charges               58,670        61,521         61,191         60,586          64,270
                                                        -----------   -----------   ------------    -----------    ------------
Special charge                                               13,807            --             --             --              --
Other charges:
  Prepayment penalty on debt                                  3,300            --             --             --              --
  Contribution to charitable trust                            2,000            --             --             --              --
  O.R.E. valuation adjustment                                   979            --             --             --              --
  Additional depreciation on equipment                          406            --             --             --              --
  Other losses                                                  383            --             --             --              --
                                                        -----------   -----------   ------------    -----------    ------------
        Total special and other charges                      20,875            --             --             --              --
                                                        -----------   -----------   ------------    -----------    ------------
        TOTAL NONINTEREST EXPENSES                      $    79,545   $    61,521   $     61,191    $    60,586    $     64,270
                                                        ===========   ===========   ============    ===========    ============

AVERAGE BALANCES, YIELDS AND RATES

                                                                           THREE MONTHS ENDED
                                           ------------------------------------------------------------------------------
                                                     9/30/2002                 6/30/2002                 9/30/2001
                                           ------------------------------------------------------------------------------
                                                 AVERAGE     AVERAGE       AVERAGE    AVERAGE        AVERAGE     AVERAGE
(in thousands)                                   BALANCE     RATE (1)      BALANCE    RATE (1)       BALANCE     RATE (1)
-------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS
  Money market investments                     $   41,538      1.55%     $   54,620     1.69%       $   88,729     3.54%
  Investment securities(2):
     Taxable                                    1,009,300      5.61       1,001,223     5.83           801,660     6.47
     Tax-exempt                                   416,550      7.86         418,178     7.85           429,847     7.87
  Mortgage loans held for sale                     82,804      8.29          99,097     7.52           107,323    11.42
  Loans:
     Commercial                                 3,376,664      6.20       3,348,395     6.39         3,418,443     7.78
     Real estate                                  681,658      7.03         702,178     7.23           973,129     7.38
     Direct consumer                              848,198      7.63         830,479     7.84           820,329     8.82
     Indirect consumer                            670,960      8.18         654,580     8.24           705,582     8.75
                                               ----------                ----------                 ----------
        Total earning assets                    7,127,672      6.65       7,108,750     6.80         7,345,042     7.80

NONEARNING ASSETS
  Cash and due from banks                         182,153                   172,645                    205,544
  Investment security fair value                   65,960                    41,128                     43,086
   adjustment
  Other nonearning assets                         321,965                   290,302                    297,228
  Allowance for loan losses                       (82,244)                  (80,246)                   (81,807)
                                               ----------                ----------                 ----------
        Total assets                           $7,615,506                $7,532,579                 $7,809,093
                                               ==========                ==========                 ==========

INTEREST-BEARING LIABILITIES
  Deposits:
     Demand deposits                           $1,151,589      1.64      $1,115,440     1.63        $  805,186     2.15

     Savings deposits                           1,374,149      1.19       1,350,890     1.17         1,420,092     2.14
     Time deposits                              2,539,356      3.57       2,581,794     3.79         2,829,613     5.14
  Short-term borrowings                           249,531      1.60         213,653     1.69           420,964     4.48
  Long-term debt                                  615,124      4.93         629,671     4.98           638,912     5.42
                                               ----------                ----------                 ----------
        Total interest-bearing liabilities      5,929,749      2.70       5,891,448     2.83         6,114,767     4.03

NONINTEREST-BEARING LIABILITIES AND
SHAREHOLDERS' EQUITY
  Demand deposits                                 886,387                   851,867                    888,822
  Other liabilities                                88,392                    87,341                     92,450
  Shareholders' equity                            710,978                   701,923                    713,054
                                               ----------                ----------                 ----------
        Total liabilities and
         shareholders' equity                  $7,615,506                $7,532,579                 $7,809,093
                                               ==========                ==========                 ==========
NET INTEREST SPREAD                                            3.95%                    3.97%                      3.77%
NET INTEREST INCOME AS A PERCENT OF                            4.40%                    4.45%                      4.44%
 EARNING ASSETS


                                                                       NINE MONTHS ENDED
                                                       ---------------------------------------------------
                                                               9/30/2002               9/30/2001
                                                        --------------------------------------------------
                                                           AVERAGE    AVERAGE       AVERAGE      AVERAGE
(in thousands)                                             BALANCE    RATE (1)      BALANCE      RATE (1)
----------------------------------------------------------------------------------------------------------
EARNING ASSETS
  Money market investments                                $   68,843      1.45%    $   57,878       4.15%
  Investment securities(2):
     Taxable                                                 943,410      5.81        902,479       6.58
     Tax-exempt                                              418,108      7.87        417,406       7.98
  Mortgage loans held for sale                               109,458      7.66         89,247       9.49
  Loans:
     Commercial                                            3,355,483      6.38      3,466,813       8.18
     Real estate                                             729,941      7.11      1,073,629       7.53
     Direct consumer                                         832,054      7.86        842,184       9.33
     Indirect consumer                                       660,943      8.25        701,266       8.77
                                                          ----------               ----------
        Total earning assets                               7,118,240      6.79      7,550,902       8.05

NONEARNING ASSETS
  Cash and due from banks                                    180,701                  201,724
  Investment security fair value adjustment                   48,796                   34,572
  Other nonearning assets                                    304,525                  308,930
  Allowance for loan losses                                  (81,146)                 (81,245)
                                                          ----------               ----------
        Total assets                                      $7,571,116               $8,014,883
                                                          ==========               ==========
INTEREST-BEARING LIABILITIES
  Deposits:
     Demand deposits                                      $1,112,259      1.61     $  682,672       1.94
     Savings deposits                                      1,364,617      1.18      1,501,233       2.63
     Time deposits                                         2,584,035      3.81      2,967,714       5.63
  Short-term borrowings                                      231,807      1.66        610,607       5.42
  Long-term debt                                             624,349      4.98        581,552       5.70
                                                          ----------               ----------
        Total interest-bearing liabilities                 5,917,067      2.83      6,343,778       4.51

NONINTEREST-BEARING LIABILITIES AND SHAREHOLDERS'
EQUITY
  Demand deposits                                            864,238                  882,677
  Other liabilities                                           85,273                   87,894
  Shareholders' equity                                       704,538                  700,534
                                                          ----------               ----------
     Total liabilities and shareholders' equity           $7,571,116               $8,014,883
                                                          ==========               ==========
NET INTEREST SPREAD                                                      3.96%                     3.54%
NET INTEREST INCOME AS A PERCENT OF EARNING ASSETS                       4.43%                     4.27%


(1) Average rates are presented on an annual basis and include taxable equivalent adjustments to interest income.

(2) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.